Exhibit 99.1:

This Statement on Form 4 is filed by Bruce A. Karsh.   The principal business address of Bruce A. Karsh  is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: Bruce A. Karsh

Date of Event Requiring Statement: November 30, 2012

Issuer Name and Ticker or Trading Symbol: CHTR

/s/ Bruce A. Karsh

By	Signature of Reporting Person